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                                                                   EXHIBIT 10.26

THIS AGREEMENT DATED THE 1ST DAY OF APRIL, 2004

BETWEEN:

            COMMONWEALTH SEAGER HOLDINGS LTD.
            (the "Corporation"),

                                        OF THE FIRST PART

                              - and -

            CORRTECH CONSULTING GROUP,
            a Corporate Partnership
            (the "Consultant"),

                                        OF THE SECOND PART

                              CONSULTING AGREEMENT

   WHEREAS the Corporation is the registered owner of all of the issued common shares of Corrpro Canada, Inc. and, in turn, owns certain other entities (the "Subsidiaries).

   AND WHEREAS the Corporation intends to continue to operate the Subsidiaries;

   AND WHEREAS the Consultant is in the business of providing managerial, administrative, engineering, marketing and technical services (the "Consulting Services");

   AND WHEREAS the Corporation desires the Consultant to render the Consulting Services to the Corporation, its Subsidiaries and Affiliates in accordance with provisions of this contract;

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   AND WHEREAS the Consultant is a corporate partnership consisting of the corporations listed in Schedule "A' attached hereto;

   AND WHEREAS the corporate members of the partnership shall make available the key individuals listed on Schedule "B" (the "Key Individuals") attached hereto to supply to the Corporation the Consulting Services;

   NOW THEREFORE WITNESSETH that in consideration of the recitals and mutual covenants and agreements contained herein and other good and valuable consideration, the parties hereto agree as follows:

1. SERVICES

   (a)  ENGAGEMENT

        The Corporation hereby engages the Consultant and the Consultant hereby agrees to render, at the request of the Corporation Consulting Services to the Corporation, its Subsidiaries and Affiliates, to the best of its ability, and upon the terms and conditions hereinafter set forth.

   (b)  DUTIES

        (i) The Consultant shall provide, through the Key Individuals, to standards acceptable to the Corporation such management, administrative, engineering, marketing, and technical services as are necessary to ensure the continued operations of the Corporation, the Subsidiaries, and the Affiliates.

        (ii) In the event any of the Key Individuals are unable or fail for any reason to perform the Consulting Services as requested of that Key Individual to standards acceptable to the

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              Corporation, then the Consultant may designate a third person or persons of equal or greater ability and qualifications to provide the consulting services the Key Individual is unable to provide.

        (iii) It is understood and agreed that a Key Individual shall not be substituted without the written consent of the Corporation and agreement as to adjustment in compensation, if any.

2. COMPENSATION

   (a) As compensation for all services rendered by the Consultant, pursuant to this Agreement, the Corporation shall pay to the Consultant or such designates, a monthly sum which is agreed to from time to time being a base of Sixty Seven Thousand Four Hundred Thirty Three Dollars and Thirty Three Cents ($67,433.33) (CDN) plus Goods and Services Tax ("G.S.T.").

   (b) All such compensation shall be payable without deductions whatsoever. The Consultant shall be responsible for the remission of any and all taxes with respect to compensation paid to the Consultant by the Corporation under this Agreement. The Consultant shall indemnify the Corporation for any and all taxes and other liabilities which the Corporation may hereafter incur as a result of the Consultant's or any of the Key Individuals' failure to report and pay any taxes due on taxable amounts paid to or on behalf of the Consultant by the Corporation.

   (c) As additional compensation, the parties contemplate that the Consultant may be entitled to bonuses from time to time, based on the performance of the Corporation, the Subsidiaries and as mutually agreed upon by the parties.

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3. TERMS

   (a) The parties hereto acknowledge that the term of this Agreement shall be for a period of one (1) year commencing on the lst day of April, 2004 and ending on the 31st day of March, 2005, unless sooner terminated pursuant to this Agreement.

4. OPERATION OF SUBSIDIARIES

   (a) Insofar as it is the intent that the Consultant shall provide Consulting Services directly to the Corporation, its subsidiaries, and Affiliates, the parties hereto acknowledge that all consulting services rendered to the Corporation are governed and bound by this Agreement.

   (b) The Corporation shall guarantee the due performance and obligations of all agreements that the subsidiaries and the Affiliates may enter into with Consultant pursuant hereto.

5. TIME COMMITMENT AND PERFORMANCE

   (a) The Consultant shall ensure that such key Individuals that perform services pursuant to this Agreement shall devote their best efforts and substantially all of their business time, attention and skill to the performance of the Consulting Services hereunder and shall do so at all times in a manner consistent with the intention of this Agreement and in accordance with good managerial, administrative, engineering, marketing and technical practice, including without limitation, the adherence to professional rules of conduct.

   (b)  The consultant shall ensure that each Key Individual;

        (i) specializing in a branch of professional engineering shall at all time be a member of the Association of Professional Engineers;

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        (ii)  specializing in a branch of engineering technology shall at all times be a member of the Association of Engineering Technologists;

        (iii) specializing in accounting services shall at all times be a member of a recognized accounting body in Canada.

6. CONFIDENTIAL INFORMATION

   (a) The Consultant will have access to the Corporation's confidential information including, without limitation, customer lists and information and data or relating to its customers. Such information and data is understood to include all information and data relating to the Corporation's or the customer's project and administrative files, drawings, sketches, plans, designs and business data. The Consultant agrees to accept and retain such information and data in confidence and, at all times during or after the termination of this Agreement, not to disclose or reveal such information and data to others and to refrain from using such information and data for purposes other than those authorized by the Corporation. At the request of the Corporation, the Consultant will promptly turn over to the Corporation all of the Corporation's written or descriptive material in the Consultant's possession or under its control. This section is not intended to restrict the use by the Consultant of its own intellectual property which does not relate to the Corporation's confidential information after the termination hereof.

   (b) All project and administrative files, drawings, sketches, plans, designs, trade secrets and any other documentation or data furnished to or prepared by the Consultant in connection with this Agreement shall be the property of the Corporation.

   (c) The consultant shall, after termination of this Agreement for any reason whatsoever unless

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        terminated by the Corporation, upon reasonable notice and upon payment of reasonable expenses by the Corporation, furnish such information and proper assistance to the Corporation as may be reasonably required by the Corporation in connection with any litigation in which it is or may become a party other than litigation by the Corporation against the Consultant, its Partners, or the Key Individuals.

7. POST-TERMINATION OBLIGATIONS

   (a) The consultant has carefully read and considered the provisions of this Section and, having done so, agrees that the restrictions set forth in this Section are fair and reasonable and are reasonably required for the protection of the interests of the Corporation. The Consultant, during the term of this Agreement, further acknowledges and agrees that it will be assigned duties that will give it knowledge of confidential and proprietary information which relates to the conduct and details of the Corporation's business including the Corporation's customers and marketing programs, and which may result in irreparable injury to the Corporation if the Consultant should engage in competition with the Corporation involving the Corporation's Existing Customers or Prospective Customers.

   (b) The Consultant agrees with, and for the benefit of, the Corporation that the Consultant shall not without the prior written approval of the Corporation during the term of this Agreement with the Corporation or at any time within the period of time set forth below following the date of termination of this Agreement however caused, either directly or as a partner, joint venturer, shareholder, or otherwise in conjunction with any person or persons, firm, association, syndicate, company or corporation, as principal, agent, consultant, investor or in any other

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        manner whatsoever, directly or indirectly, carry on, be engaged in, be interested in, or by concerned with, or permit its name or any part thereof to be used or employed by any such person or persons, firm association, syndicate, company or corporation, carrying on, engaged in, interested in, or concerned with, a business which is similar to the Business and which involves any Existing Customer or any Prospective Customer for a period of one (1) Year following the termination of this
        Agreement:

        (i)    the Provinces of British Columbia, Alberta, Saskatchewan and
               Manitoba;

        (ii) any Province of Canada in which the Business is or may in the future be carried on;

        (iii)  any Province of Canada;

        (iv)   Canada;

        (v) any state in the United States of America in which the Business or may in the future be carried on;

        (vi)   the United States of America;

        (vii) any part of the world in which the Business is or may in the future be carried on; or

        (viii) the world.

   (c) The Consultant represents and warrants to the Corporation that it has not previously signed a confidentiality or non-completion agreement of any kind whatsoever with another party which would impair its ability to carry out its duties hereunder.

8. MEANINGS

   For the purposes of this Agreement as referenced in Articles 6 and 7, the following terms will have the

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    meanings set out below:

    (a) "Business" shall mean those businesses carried on by the Corporation, its Subsidiaries and Affiliates (for purposes of this Section, any entity Ten (10%) Percent or more of which is owned by the Corporation) directly or indirectly of the Corporation from time to time;

    (b) "Existing Customers" means an individual, firm, body corporate, joint venture or trust with whom the Corporation, its Subsidiaries and Affiliates is currently conducting Business or in the past has conducted Business; and

    (c) "Prospective Customer" means an individual, firm, body corporate, joint venture or trust with whom the Corporation, its Subsidiaries and Affiliates is currently discussing Business or to whom or in connection with whom the Corporation, its Subsidiaries and Affiliates has made a proposal regarding Business.

9.  TERMINATION BY THE CORPORATION

    This Agreement may be terminated at the option of the Corporation upon the happening of any of the following events:

    (a)  the dissolution of the Consultant;

    (b)  upon the consultant becoming bankrupt or insolvent;

    (c) upon the failure of the Consultant to comply with any of the substantive terms and conditions of this Agreement.

10. TERMINATION BY THE CONSULTANT

    The Agreement may be terminated at the option of the Consultant upon the happening of any of the

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    following events:

    (a)  upon the Corporation becoming bankrupt or insolvent;

    (b) upon the Corporation failing to perform its duties hereunder in a manner required by the Consultant, including the due performance by any of its Subsidiaries and Affiliates.

11. ARBITRATION

    All disputes and questions which shall arise during the term of this Agreement between the Corporation and the Consultant touching this Agreement or the construction or application thereof or any clause or thing herein contained or as to any manner in any way relating to the rights, duties and liabilities of any party under this Agreement shall be referred to a single arbitrator in case the parties agree upon one; otherwise to two arbitrators, one to be appointed by each party. The two arbitrators so appointed shall by instructed to attempt to reach agreement on a third arbitrator and that third arbitrator, together with the arbitrators appointed by the disputants, shall determine all questions. In the event that the parties appointed are unable to agree on an arbitrator, then the parties, or either of them, may apply to any Justice of the Court of Queen's Bench of Alberta, to appoint the third arbitrator and in all other respects the provisions of the Arbitrators Act of the Province of Alberta shall apply.

12. SEVERABILITY

    The provisions contained in this Agreement are severable and in the event any provision shall be held to be invalid, unenforceable or overbroad, in whole or in part, by a court of other entity of competent jurisdiction, the remainder of such provision and of this Agreement shall not be affected thereby and shall remain in full force and effect.

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13. This Agreement supersedes all previous agreements between the parties.

14. NOTICES

    Any notice, direction or other instrument required or permitted to be given under the provisions of this Agreement shall be in writing and may be given by the delivery of same or sending by facsimile transmission to the parties:

    (a)  In the case of the Corporation to:

                         Mr. Joseph Lahey
                         Corrpro Companies, Inc.
                         1055 West Smith Road
                         MEDINA, Ohio 44256
                         Fax: (330) 723-0694

                         and to:

                         Robert V. Lloyd, Q.C.
                         Ogilvie LLP
                         Barristers and Solicitors
                         1400, 10303 Jasper Avenue
                         Edmonton, Alberta T5J 3N6
                         Fax: (403) 429-4453

         or to such other person or address as the Corporation shall furnish to the Consultant in writing pursuant to the above.

    (b)  In the case of the Consultant to:

                         c/o Garry G. Wetsch, Q.C.
                         Peterson Hustwick Wetsch & Moffat
                         Barristers and Solicitors

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                         200, 9707 - 110 Street
                         Edmonton, Alberta  T5K 2L9
                         Fax: (403) 482-6613

                         and to:

                         c/o Barry W. Schadeck
                         Corrtech Partnership
                         10848 - 214 Street
                         Edmonton, Alberta T5S 2A7
                         Fax: (403) 447-3215

         or to such other person or address as the Consultant shall furnish to the Corporation in writing pursuant to the above.

    Any such notice, direction or other instrument shall:

    (a) If delivered, be handed to an adult person at the designated address, and shall be deemed to have been given or received on the day on which it was so delivered if delivered prior to 3:00 o'clock P.M. (local time) on a Business Day. If delivered after 3:00 P.M. (local time) or if not a Business Day, then it shall have been deemed to have been given or received on the Business Day next following the day of delivery.

    (b) If mailed, shall be mailed by prepaid registered or certified post from a post office within the Province of Alberta, and shall be deemed to have been given or received on the fifth (5th) Business Day following the date of mailing.

    (c) If sent by facsimile transmission, it shall be deemed to have been given or received on the next Business Day following the day of confirmed transmission. "Business Day" where used in this Agreement shall mean a day in which the offices of the Provincial Government of Alberta are open for business.

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15. SUCCESSORS AND ASSIGNS

    The provisions hereof shall enure to the benefit of and shall be binding upon the parties hereto, their successors and assigns.

16. JURISDICTION AND APPLICABLE LAW

    The parties hereto agree that this contract shall be government and construed in accordance with the laws of the Province of Alberta.

17. AMENDMENT

    The parties hereto covenant and agree to execute such further and other undertakings as may be required to properly give effect to the intention of this Agreement.

18. TIME

    Time is of the essence in this Agreement.

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    IN WITNESS WHEREOF the parties hereto have hereunto affixed their corporate seals by the hands of their proper officers in that behalf as of the date and year first above written.

COMMONWEALTH SEAGER HOLDINGS LTD.                      CORRTECH CONSULTING GROUP

PER: _______________________                  PER:_________________________

PER: _______________________                  PER: _____________________________

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                                  SCHEDULE "A"

                              LIST OF CORPORATIONS

                               MIKAR HOLDINGS LTD.

                              TONTINE HOLDINGS LTD.

                              PHYRON HOLDINGS LTD.

                              GRAMARR HOLDINGS LTD.

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                                  SCHEDULE "C"

                 LIST OF KEY INDIVIDUALS AND ANNUAL COMPENSATION

BARRY W. SCHADECK                                               $ 260,000

GRANT G. FIRTH                                                  $ 149,000

RONALD E. GINTHER                                               $ 181,000

DONALD G. MARR                                                  $ 219,200